[CERTAIN PORTIONS OF THIS EXHIBIT CONTAIN CONFIDENTIAL INFORMATION. THE
CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE IDENTIFIED AS [REDACTED] AND HAVE
BEEN OMITTED.]
Exhibit 7(c)(i)

Amendment Number 1
Effective May 20, 2019
to the
Automatic Indemnity Reinsurance Agreement
between
The Lincoln National Life Insurance Company of Fort Wayne, Indiana
 (the “Ceding Company”) and
Lincoln National Reinsurance Company (Barbados) Limited
(“the Reinsurer”)

RECITALS

1.	The Ceding Company and the Reinsurer entered into an Automatic Indemnity Reinsurance Agreement as of January 1, 2018 (“the Agreement”).

2.	Article 16.2 of this Agreement permits amendments as long as they are made in writing, and signed by duly authorized officers of both parties.

3.	The Ceding Company and the Reinsurer wish to make such an amendment to reflect products currently covered under the Agreement.

4.
The Ceding Company and the Reinsurer also wish to amend the Agreement to provide for inclusion of riders on Contracts issued prior to the Effective Date where a covered rider is added to the Contract after May 20, 2019.

AGREEMENT

NOWTHEREFORE, in consideration of these promises and the mutual covenants contained herein, the Ceding Company and the Reinsurer agree to amend the Agreement as follows:

1.	The Ceding Company and the Reinsurer agree that the definition of Contract(s) shall be replaced with the following wording:

Contract(s) means those specific annuity contracts enumerated in Schedule B either issued on or after the Effective Date, or including a rider listed in Schedule A that has been added to a contract issued prior to the Effective Date, where the rider was added on or after May 20, 2019.

2.	The Ceding Company and the Reinsurer agree that Schedule A of the Agreement shall be replaced in its entirety with Schedule A attached hereto.

3.	The Ceding Company and the Reinsurer agree that Schedule B of the Agreement shall be replaced in its entirety with Schedule B attached hereto.

4.	The Ceding Company and the Reinsurer agree that Schedule C of the Agreement shall be replaced in its entirety with Schedule C attached hereto.

5.
All terms, provisions and conditions of this Agreement will continue unchanged except as specifically revised in this Amendment.In WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

THE LINCOLN NATIONAL LIFE LINCOLN NATIONAL REINSURANCE
INSURANCE COMPANY COMPANY (BARBADOS) LIMITED
By: /s/ William A. Panyard By: /s/ Brandy Ness

Name: William A. Panyard Name: Brandy Ness

Title: Assistant Vice President Title: Assistant Vice President

Date: 7/19/2019 Date: 7/22/2019

SCHEDULE A
GB REINSURANCE BENEFITS
Effective May 20, 2019

Each contract listed in Schedule B contains one or more GB.  GBs which are covered by this Agreement include the following:

Marketing Name of Benefit	Policy Form Nos.

Living Benefit Riders
4LATER® Select Advantage	AR-547 (3-12)
4LATER® Select Advantage	AR-547 (07/18)

Lincoln Lifetime IncomeSMAdvantage 2.0 (Managed Risk)	AR-529 PF (3-13)
Lincoln Lifetime IncomeSMAdvantage 2.0 (Managed Risk)	AR-607

Lincoln MarketSelectSM Advantage	AR-529 OA (3-13)
Lincoln MarketSelectSM Advantage	AR-607

Lincoln Max 6 SelectSM Advantage	AR-600

Core Income Benefit	AR-592 (12/16)

i4LIFE® with Guaranteed Income Benefit
Variable Annuity Payment Option Rider	I4LA-Q (8/10)
Variable Annuity Payment Option Rider	I4LA-NQ (8/10)
i4LIFE® Advantage Guaranteed Income Benefit (Managed Risk)	AR-528 PF (3-13)
i4LIFE® Advantage Select Guaranteed Income Benefit	AR-528 OA (3-13)
i4LIFE® Advantage Guaranteed Income Benefit (Managed Risk)	AR-528 (7-18)
i4LIFE® Advantage Select Guaranteed Income Benefit	AR-528 (7-18)

Death Benefit Riders
Guarantee of Principal Death Benefit Rider (included as part of base contract)
Base Contract Forms
30070BNYL3 5/03
30070BNYC 5/03
30070BNYL 5/03
30070ANY 5/03
30070-AL Des 1 NY12/06
30070-AL Des 2 NY12/06
30070-AL Des 3 NY12/06
30070-B-NY (2-12)
30070-CP Des 1 NY12/06
30070-CP Des 2 NY12/06
30070-CP Des 3 NY12/06

Enhanced Guaranteed Minimum Death Benefit Rider	32149-NY
Highest Anniversary Death Benefit Rider	AR-593
Guarantee of Principal Death Benefit Rider	32148 (9-16)

SCHEDULE B
CONTRACTS WITH ACCEPTED COVERAGES
Effective May 20, 2019

Contracts covered by this Agreement include all Contracts issued by Lincoln Life & Annuity Company of New York and reinsured with the Ceding Company and included in the following list:

American Legacy III® (NY)
American Legacy III ® C-Share (NY)
American Legacy III® Shareholder’s Advantage (NY)
American Legacy III ® View (NY)
American Legacy® Shareholder's Advantage (NY)
American Legacy® Shareholder’s Advantage – Fee Based (NY)
American Legacy Advisory® (NY)
American Legacy® Design 1 (NY)
American Legacy® Design 2 (NY)
American Legacy® Design 3 (NY)
American Legacy® Fusion (NY)
American Legacy® Signature 1 (NY)
American Legacy® Signature 2 (NY)
American Legacy® Series L-Share (NY)
American Legacy® Series B-Share (NY)
American Legacy® Series C-Share (NY)

Lincoln ChoicePlusSM
Lincoln ChoicePlus IISM (NY)
Lincoln ChoicePlus IISM Access (NY)
Lincoln ChoicePlus IISM Advance (NY)
Lincoln ChoicePlus IISM (NY)
Lincoln ChoicePlusSM Access
Lincoln ChoicePlus Assurance℠ A-Share (NY)
Lincoln ChoicePlus Assurance℠ A-Share – Fee Based (NY)
Lincoln ChoicePlus AssuranceSM B-Share (NY)
Lincoln ChoicePlus AssuranceSM C-Share (NY)
Lincoln ChoicePlus AssuranceSM L-Share (NY)
Lincoln ChoicePlus℠ Advisory (NY)
Lincoln ChoicePlus℠ Design 1 (NY)
Lincoln ChoicePlus℠ Design 2 (NY)
Lincoln ChoicePlus℠ Design 3 (NY)
Lincoln ChoicePlus℠ Fusion (NY)
Lincoln ChoicePlus℠ Signature 1 (NY)
Lincoln ChoicePlus℠ Signature 2 (NY)
Lincoln ChoicePlus Assurance℠ Series L-Share (NY)
Lincoln ChoicePlus Assurance℠ Series B-Share (NY)
Lincoln ChoicePlus Assurance℠ Series C-Share (NY)
Lincoln ChoicePlus Assurance℠ Prime (NY)

Lincoln Investor Advantage® B-Share (NY)
Lincoln Investor Advantage® C-Share (NY)
Lincoln Investor Advantage® Advisory (NY)
Lincoln Investor Advantage® Fee Based (NY)

Lincoln Core IncomeSM, built with iShares (NY)

SCHEDULE C
PREMIUM RATE SCHEDULE
Effective May 20, 2019

Initial Reinsurance Premium:
For all business the Ceding Company assumes from Lincoln Life & Annuity of New York on contracts issued after the Effective Date, the Initial Reinsurance Premium shall be zero.  For all business the Ceding Company assumes from Lincoln Life & Annuity of New York on contracts issued prior to the Effective Date, the Initial Reinsurance Premium shall be zero unless the contract previously included a death benefit from the list below, in which case the Initial Reinsurance Premium shall equal the Statutory Reserve applicable to each Individual Policy on the date it is first covered by this Agreement.

Base Reinsurance Premium Rates:
Effective from Treaty Effective Date and the corresponding effective date of any amendment, as appropriate:

GB Type	Effective Date of Rate Application	Rates Applied to:	Base Reinsurance Premium Annual Rate	Expense, Profit, and Risk Charge	Applied to
4LATER® Select Advantage (and transitioning to i4LIFE)	1/1/2018	Riders effective on or after 1/1/2018	[REDACTED]	[REDACTED]	Current Income Base (#) or for transitioning to i4LIFE greater of Income Base or Account Value prior to transition (increased for GIB step-ups)
			[REDACTED]	[REDACTED]
Lincoln Lifetime Income Advantage 2.0 (Managed Risk) (and transitioning to i4LIFE)	1/1/2018	Riders effective on or after 1/1/2018 and prior to 5/21/18	[REDACTED]	[REDACTED]	Current Income Base (#) or for transitioning to i4LIFE greater of Income Base or Account Value prior to transition (increased for GIB step-ups)
			[REDACTED]	[REDACTED]
	5/21/18	Riders effective on or after 5/21/18	[REDACTED]	[REDACTED]
			[REDACTED]	[REDACTED]
Lincoln Market Select ® Advantage (and transitioning to i4LIFE)	1/1/2018	Riders effective on or after 1/1/2018	[REDACTED]	[REDACTED]	Current Income Base (#) or for transitioning to i4LIFE greater of Income Base or Account Value prior to transition (increased for GIB step-ups)
			[REDACTED]	[REDACTED]
Lincoln Max 6 Select ® Advantage	1/1/2018	Riders effective on or after 1/1/2018	[REDACTED]	[REDACTED]	Current Income Base (#)
			[REDACTED]	[REDACTED]
Core Income Benefit	1/1/2018	Riders effective on or after 1/1/2018	[REDACTED]	[REDACTED]	Greater of: Deposits (adjusted for excess withdrawals) Account Value
i4LIFE Advantage GIB Managed Risk	1/1/2018	Riders effective on or after 1/1/2018 and prior to 5/21/18	[REDACTED]	[REDACTED]	Variable Account Value
			[REDACTED]	[REDACTED]
	5/21/2018	Riders effective on or after 5/21/18	[REDACTED]	[REDACTED]	Variable Account Value
			[REDACTED]	[REDACTED]
i4LIFE Advantage Select GIB	1/1/2018	Riders effective on or after 1/1/2018 and prior to 5/21/18	[REDACTED]	[REDACTED]	Variable Account Value
			[REDACTED]	[REDACTED]
	5/21/2018	Riders effective on or after 5/21/18	[REDACTED]	[REDACTED]	Variable Account Value
			[REDACTED]	[REDACTED]
Guarantee of Principal Death Benefit	1/1/2018	Riders effective on or after 1/1/2018	[REDACTED]	[REDACTED]	Account Value
	5/20/2019	Riders effective prior to 1/1/2018 on Contracts issued prior to 7/1/2003	[REDACTED]
		Riders effective prior to 1/1/2018 on Contracts issued between 7/1/2003 and 7/26/2004	[REDACTED]
		Riders effective prior to 1/1/2018 on Contracts issued between 7/27/2004 and 12/31/2017	[REDACTED]

Enhanced Guaranteed Minimum Death Benefit		1/1/2018	Riders effective on or after 1/1/2018	[REDACTED]	[REDACTED]	Account Value
		5/20/2019	Riders effective prior to 1/1/2018 on Contracts issued prior to 7/1/2003	[REDACTED]
			Riders effective prior to 1/1/2018 on Contracts issued between 7/1/2003 and 7/26/2004	[REDACTED]
			Riders effective prior to 1/1/2018 on Contracts issued between 7/27/2004 and 12/31/2017	[REDACTED]
Highest Anniversary Death Benefit Rider*	Highest Anniversary Component	1/1/2018	Riders effective on or after 1/1/2018	[REDACTED]	[REDACTED]	Highest Anniversary Value
	Guaranteed of Principal Component	1/1/2018	Riders effective on or after 1/1/2018	[REDACTED]	[REDACTED]	Account Value
Guarantee of Principal Death Benefit*		1/1/2018	Riders effective on or after 1/1/2018	[REDACTED]	[REDACTED]	Account Value
				[REDACTED]	[REDACTED]
		5/20/19	Riders effective prior to 1/1/2018	[REDACTED]	[REDACTED]	Account Value
				[REDACTED]	[REDACTED]

[REDACTED]